UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 15, 2008

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (303) 222-8400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

In addition to historical information, this Form 8-K contains forward-looking statements that involve risks and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. When used in this report, the words “should”, “will,” “plans,” “may” and similar expressions are generally intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this Form 8-K. We undertake no obligation to publicly release any revisions to the forward-looking statements after the date of this document. You should carefully review the information described in this Form 8-K. You should also carefully review the risk factors described in the previously filed Form S-1 and subsequent amendments thereto, and those described from time to time in our future reports filed with the Securities and Exchange Commission.

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On October 15, 2008, we issued a press release announcing that we would acquire, through merger into one of our subsidiaries, Regrid Power, Inc., a California corporation (“Regrid Power”), a private designer and installer of residential and commercial solar electric systems doing business primarily in Northern California, including through offices in Campbell and Fresno. A copy of the press release is attached as Exhibit 99.1.

The acquisition was effected pursuant to a merger agreement we entered into with Regrid Power, and Darlene and Tom McCalmont (the “Sellers”) and certain merger subsidiaries. Pursuant to the merger agreement, we acquired all of the outstanding shares of Regrid Power for an aggregate of $3,800,000 in cash and 2,047,256 shares of our Class A common stock, plus the assumption of certain liabilities, subject to post-closing adjustments. The total share consideration could be increased, up to a maximum of 800,000 shares based on Regrid Power’s revenue and earnings performance over the next 12 months but in no event more than one times trailing twelve months revenues.

In connection with the transaction, Tom McCalmont entered into a new employment agreement to serve as our Chief Executive Officer and, in addition, he will be appointed to our board of directors. The terms of Mr. McCalmont’s employment as our new Chief Executive Officer are described more fully in Item 5.02 below.

The merger agreement contains representations and warranties that we and the Sellers made to each other. The statements in those representations and warranties are qualified by information in confidential disclosure schedules that the parties exchanged in connection with signing the agreements. While we do not believe that the schedules contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the asset purchase agreement and the related amendment. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Our issuance of shares in connection with the transaction was intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and, as such, such shares may not be offered or sold unless they are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available.

The foregoing summary is qualified in its entirety by reference to the text of the merger agreement, which is attached as Exhibit 2.1. The merger agreement has been included to provide you with information regarding the terms of the transaction. It is not intended to provide any other factual information about us or Regrid Power. Information concerning us can be found in the other public filings made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with our acquisition of Regrid Power, our board of directors voted to increase its size by one (to six total directors) and appoint Tom McCalmont, the founder and Chief Executive Officer of Regrid Power, as our Chief Executive Officer and a member of our board of directors, in each case effective on November 15, 2008 or, if later, the day after we file our quarterly report for the period ending September 30, 2008. Prior to that date, Mr. McCalmont will serve as President of Regrid Power. Erik Zech, our former President and our current Chief Financial Officer, will remain our Chief Financial Officer. John Schaeffer, our founder and current Chief Executive Officer, will become our President when Mr. McCalmont becomes Chief Executive Officer.

Mr. McCalmont’s base salary will initially be $160,000 but will be increased to $180,000 when he becomes Chief Executive Officer. Starting on January 1, 2009, Mr. McCalmont will participate in our performance-based bonus program and will be eligible to a bonus of up to 50% of his base salary, based on the achievement of certain individual and corporate business goals to be specified annually by our board of directors. Mr. McCalmont must be an active employee at our company in order to be eligible to receive such bonus compensation. Mr. McCalmont is entitled to participate in the employee benefit plans made available to our similarly-positioned employees throughout his term of office. Our employment agreement with Mr. McCalmont terminates on March 31, 2010, with two automatic renewals for up to two successive on-year terms unless he gives or we give written notice of termination at least 90 days prior to the end of the then-current term.

If Mr. McCalmont’s employment is terminated for “Cause”, then he will be entitled to receive all outstanding base pay through the termination date and will not be entitled to any further compensation from us. “Cause” includes committing a felony (or entering into a plea of nolo contendere) that could be injurious to us or our reputation; substantially failing to perform duties as an employee and officer, which failure is not corrected within 14 days after we provide written notice to Mr. McCalmont; and violation or breach of a material provision of any agreement with us, if finally determined by a court or arbitrator of competent jurisdiction.

Mr. McCalmont is 54 years old. Prior to founding Regrid Power in 2002, Mr. McCalmont founded and served as the first Chief Executive Officer of Nuasis Corporation, a company developing next generation customer service solutions (now part of Intervoice Corporation), and before that, he served as Vice President & General Manager of the computer-telephony products division of Aspect Communications (now part of Davox Corporation). Mr. McCalmont is also the founder and chair of SolarTech, an organization dedicated to eliminating adoption and cost barriers to the proliferation of solar power, and currently serves on the board of directors of Joint Venture Silicon Valley Network, an organization dedicated to fostering cooperation between public and private leaders in Silicon Valley. Mr. McCalmont holds an MS degree in Electrical Engineering from Stanford University and a BS degree in Physics from Muskingum College. He has also completed the AEA/Stanford executive MBA program.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) will be filed by amendment not later than 71 days after the date this Form 8-K was required to be filed.

(b) Pro forma Financial Information.

The pro forma financial statements required by Item 9.01(b) will be filed by amendment not later than 71 days after the date this Form 8-K was required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ John Jackson
John Jackson
Secretary

Date: October 20, 2008

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